Dime Community Bancshares, Inc.
2004 Stock Incentive Plan
Restricted Stock Award Notice

___________________________________________            __________-_____-_______
Name of Award Recipient                                      Social Security Number

_________________________________________________________________________________________________________________________________________
Street Address

_________________________________________________________________________________________________________________________________________
City               State                                        ZIP Code

This Restricted Stock Award Notice is intended to set forth the terms and conditions on which a Restricted Stock Award has been granted under the Dime Community Bancshares, Inc. 2004 Stock Incentive Plan. Set forth below are the specific terms and conditions applicable to this Restricted Stock Award. Attached as Exhibit A are its general terms and conditions.

Restricted Stock Award	(A)	(B)	(C)	(D)	(E)
Effective Date	03/17/05	03/17/05	03/17/05	03/17/05	Total Shares
Class of Shares*	Common	Common	Common	Common	Common
No. of Awarded Shares*
Type of Award (Escrow or Legended Certificate)	Legended Certificate	Legended Certificate	Legended Certificate	Legended Certificate	N/A
Vesting Date*

*Subject to adjustment as provided in the Plan and the General Terms and Conditions.

By signing where indicated below, Dime Community Bancshares, Inc. (the “Company”) grants this Restricted Stock Award upon the specified terms and conditions, and the Restricted Stock Award Recipient acknowledges receipt of this Restricted Stock Award Notice, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein

Dime Community Bancshares, Inc.                 Award Recipient

By ___________________________________________        ___________________________________________
 Name                                              Print Name:
 Title:

Instructions: This page should be completed by or on behalf of the Executive Compensation Committee. Any blank space intentionally left blank should be crossed out. A Restricted Stock Award consists of shares granted with uniform terms and conditions. Where shares granted under a Restricted Stock Award are awarded on the same date with varying terms and conditions (for example, varying vesting dates), the awards should be recorded as a series of grants each with its own uniform terms and conditions.

Exhibit A

Dime Community Bancshares, Inc 2004 Stock Incentive Plan
Restricted Stock Award Notice

General Terms and Conditions

Section 1. Size and Type of Award. The shares of Common Stock of Dime Community Bancshares, Inc. ("Shares") covered by this Award ("Awarded Shares") are listed on the Restricted Stock Award Notice. The Restricted Stock Award Notice designates the Awarded Shares as either AEscrow @ or ALegended Certificate@.

(a) Legended Certificate. If your Awarded Shares are designated “Legended Certificate,” a stock certificate evidencing the Awarded Shares will be issued in your name and held in escrow by the Committee or its designee (“Plan Trustee”). The stock certificate will bear a legend indicating that it is subject to all of the terms and conditions of this Award Notice and the Dime Community Bancshares, Inc. 2004 Stock Incentive Plan (“Plan”). You will be required to elect to be taxed on the Fair Market Value of the Awarded Shares as of the date they are placed in your name, pursuant to section 83(b) of the Internal Revenue Code of 1986. You must make this election in writing, in the manner required by applicable Internal Revenue Service Regulations, and file it with the Internal Revenue Service and the Company within 30 days after the date on which the Awarded Shares are transferred into your name

(b) Escrow. If your Awarded Shares are designated “Escrow,” the Awarded Shares will be held in the name of the Plan Trustee on a pooled basis with other Awarded Shares that have been designated AEscrow.@ You will not be permitted to elect to be taxed currently on the Fair Market Value of the Awarded Shares and instead will be subject to income tax on the Awarded Shares as and when they become vested.

Section 2. Vesting.

(a) Vesting Dates. The Vesting Dates for your Awarded Shares are specified on the Award Notice. On each Vesting Date, you will obtain unrestricted ownership of the Awarded Shares that vest on that Vesting Date. A stock certificate evidencing unrestricted ownership will be transferred to you.

(b) Vesting Conditions. There are conditions you must satisfy before your Restricted Stock Award will vest:

Outside Directors. If you receive your Restricted Stock Award for services of an outside Director, you must remain in continuous service from the Effective Date shown on the Restricted Stock Award Notice through the relevant Vesting Date.

Employees. If you receive your Restricted Stock Award for services as an officer or employee, you must remain in continuous service from the Effective Date shown on the Restricted Stock Award Notice through the relevant Vesting Date

(c) Forfeitures. If you terminate service with the Company prior to a Vesting Date, you will forfeit any Awarded Shares that are scheduled to vest on that date. When you forfeit Awarded Shares, all of your interest in the Awarded Shares will be canceled and any stock certificate or other evidence of ownership must be returned to the Plan Trustee to be used for future awards to others. You agree to take any action and execute and deliver any document that the Company requests to effect the return of your unvested Awarded Shares. In the event you do not cooperate with the Company in this regard, you hereby appoint and designate the Company as your attorney-in-fact for the purpose of taking any action and signing any document, in your name, which the Company determines is necessary to enforce the forfeiture.

(d) Accelerated Vesting. Your Awarded Shares that have not previously vested will become fully vested immediately, and without any further action on your part, in the event of your death or Disability (as defined in the Plan) before your termination of service with the Company and within six (6) months prior to the scheduled Vesting Date for the Awarded Shares. In addition, in the event a Change of Control (as defined in the Plan) occurs before you terminate service with the Company, then any Awarded Shares not theretofore forfeited shall become immediately vested on the date of the Change of Control. You may designate a Beneficiary to receive any Awarded Shares that vest upon your death using the Beneficiary Designation attached as Appendix A.

(e) Definition of Service. For purposes of determining the vesting of your Awarded Shares, you will be deemed to be in the service of the Company for so long as you serve in any capacity as an employee, officer, non-employee director or consultant of the Company or The Dime Savings Bank of Williamsburgh.

Section 3. Dividends. If your Awarded Shares are in the form of Legended Certificates, any dividends declared by the Company with a record date that is after the Effective Date specified in the Award Notice will be paid in the same manner as for other shareholders. If your Awarded Shares are designated “Escrow”, you will receive the dividends on an unrestricted basis, but they will be paid to you by, and will be taxable in the same manner as other compensation paid to you by, the Company; by signing this Award Notice and accepting its terms, you direct the Plan Trustee to remit to the Company for payment to you any dividends that may be received as the record holder of your unvested Awarded Shares.

Section 4. Voting Rights. You shall have the right to control all voting rights relating to all unvested Awarded Shares. If your Awarded Shares are Legended Certificates, you will receive proxy materials for voting in the same manner as other shareholders with Shares in brokerage accounts. If your unvested Awarded Shares are held by the Plan Trustee, the Plan Trustee will ask you for voting directions and will follow your directions in voting your unvested Awarded Shares.

Section 5. Taxes. Where any person is entitled to receive Shares pursuant to the Restricted Stock Award granted hereunder, the Company shall have the right to require such person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

Section 6. Notices. Any com-munication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

If the Company:

Dime Community Bancshares, Inc.
209 Havemeyer Street
Brooklyn, New York 11211
Attention: Corporate Secretary

If to the Recipient, to the Recipient's address as shown in the Company's records.

Section 7. Restrictions on Transfer. The Restricted Stock Award granted hereunder shall not be subject in any manner to anticipation, alienation or assignment, nor shall such option be liable for or subject to debts, contracts, liabilities, engagements or torts, nor shall it be transferable by the Recipient other than by will or by the laws of descent and distribution or as otherwise permitted by the Plan. To name a Beneficiary, complete the attached Appendix A and file it with the Corporate Secretary of Dime Community Bancshares, Inc.

Section 8. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the Company and the Recipient and their respective heirs, succes-sors and as-signs.

Section 9. Construction of Language. Whenever appro-priate in the Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singu-lar, and words importing the masculine gender may be read as refer-ring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Agreement, un-less the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.

Section 10. Governing Law. This Agreement shall be con-strued, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal law. The federal and state courts having jurisdiction in Kings County, New York shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award granted under this Agreement, the Recipient, and any other person claiming any rights under the Agreement, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 11. Amendment. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and the Recipient.

Section 12. Plan Provisions Control. This Agreement and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Agreement, the Recipient acknowledges receipt of a copy of the Plan. The Recipient acknowledges that he or she may not and will not rely on any statement of account or other communication or document issued in connection with the Plan other than the Plan, this Agreement, and any document signed by an authorized representative of the Company that is designated as an amendment of the Plan or this Agreement.

Appendix A to Restricted Stock Award Notice
Dime Community Bancshares, Inc. 2004 Stock Incentive Plan
Beneficiary Designation Form- Restricted Stock

GENERAL INFORMATION		Use this form to designate the Beneficiary(ies) who will receive Restricted Stock Awards that become vested at your death.
Name of Person Making Designation___________________________________________________		Social Security Number ______—_____—______
BENEFICIARY DESIGNATION
Complete sections A and B. If no percentage shares are specified, each Beneficiary in the same class (primary or contingent) shall have an equal share. If any designated Beneficiary predeceases you, the shares of each remaining Beneficiary in the same class (primary or contingent) shall be increased proportionately.

A. PRIMARY BENEFICIARY(IES). I hereby designate the following person as my primary Beneficiary, reserving the right to change or revoke this designation at any time prior to my death:
Name		Address	Relationship	Birth Date	Share
%
%
% Total = 100%
B. CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death with respect to all outstanding Restricted Stock Awards:

Name		Address	Relationship	Birth Date	Share
%
%
% Total = 100%
S I G N	H E R E
I understand that this Beneficiary Designation shall be effective only if properly completed and received by the Corporate Secretary of Dime Community Bancshares, Inc. prior to my death. I also understand that an effective Beneficiary designation revokes my prior designation(s) with respect to all outstanding Restricted Stock Awards.

__                        +
        Your Signature                                 Date

 Internal Use Only
This Beneficiary Designation was received by the Corporate Secretary of Dime Community Bancshares, Inc. on the date indicated. By __+ Authorized Signature Date	Comments